EXHIBIT B

Directors and Executive Officers of TAFE

Set forth below are the (i) name, (ii) title, (iii) country of citizenship, (iv) principal occupation, (v) principal business address, (vi) ownership of Common Stock and (vii) transactions in Common Stock during the past 60 days (if any) of each of the directors and executive officers of TAFE.

Name	Title	Country of Citizenship	Principal Occupation	Principal Business Address	Ownership of Common Stock	Transactions in Common Stock during the past 60 days
Mallika Srinivasan	Chairman	India	Chief Executive	No. 35 Nungambakkam High Road, Chennai 600 034	2,139 (1)	None. (1)
N. Srinivasan	Director	India	Chartered Accountant	T.18/1, Sixth Avenue, Besant Nagar, Chennai 600 090	None.	None.
V. P. Ahuja	Director	India	European Operations	No. 35 Nungambakkam High Road, Chennai 600 034	None.	None.
R. C. Banka	Executive Director & Deputy CEO	India	Operations	No. 35 Nungambakkam High Road, Chennai 600 034	None.	None.
P. B. Sampath	Director & Secretary	India	Company Secretary	No. 35 Nungambakkam High Road, Chennai 600 034	None.	None.
C. R. Dua	Director	India	Lawyer	88 Sundar Nagar, New Delhi 110 060	None.	None.
M. L. S. Rao	Director	India	Operations	No. 35 Nungambakkam High Road, Chennai 600 034	None.	None.
Gary L. Collar	Director	US	Senior Vice President, General Manager, Asia Pacific of AGCO	4177 Tami Lane, Central Point, Oregon 97052	56,279	(2) (3)
S. Chandramohan	President & Group CFO	India	Finance	No. 35 Nungambakkam High Road, Chennai 600 034	None.	None.
G. Hari	President & COO	India	Operations	No. 35 Nungambakkam High Road, Chennai 600 034	None.	None.
T. R. Kesavan	Chief Operating Officer – Product Strategy & Corporate Relations	India	Product Marketing	No. 35 Nungambakkam High Road, Chennai 600 034	None.	None.
John Edwin	Sr. Vice President & Chief Officer	India	Manufacturing	No. 35 Nungambakkam High Road, Chennai 600 034	None.	None.
Rakesh Verma	Executive Vice President (R & D)	India	R & D	No. 35 Nungambakkam High Road, Chennai 600 034	None.	None.
N. S. Swaminathan	Executive Vice President	India	International Business Unit	No. 35 Nungambakkam High Road, Chennai 600 034	None.	None.

Name	Title	Country of Citizenship	Principal Occupation	Principal Business Address	Ownership of Common Stock	Transactions in Common Stock during the past 60 days
Muthu Kumar Thanu	Chief Human Resource Officer	India	Human Resources	No. 35 Nungambakkam High Road, Chennai 600 034	None.	None.
Shobhana Ravi	Chief Information & Learning Officer	India	Infotech	No. 35 Nungambakkam High Road, Chennai 600 034	None.	None.
S. Ramakrishnan	Chief Information Technology Officer	India	Infotech	No. 35 Nungambakkam High Road, Chennai 600 034	None.	None.
J. S. Rajkumar	Executive Vice President	India	Exports	No. 35 Nungambakkam High Road, Chennai 600 034	None.	None.
Cyril Rex Fernando	Sr.Vice President (Sales & Marketing)	India	Sales & Marketing	No. 35 Nungambakkam High Road, Chennai 600 034	None.	None.
Pradeep Kapoor	Executive Director	India	Operations, Engg Plastics	No. 35 Nungambakkam High Road, Chennai 600 034	None.	None.

(1)	Does not include holdings of Common Stock of TAFE and TAFE Motors and Tractors, as disclosed in Item 5.
(2)
On 2/7/2013, Mr. Collar received 24,000 shares of Common Stock at no cost, representing the vesting of Performance Rights originally reported on Form 4 filed on 1/21/2010.  AGCO corporate earnings for the performance period exceeded targets as set by AGCO’s board of directors, resulting in issuance of 200% of the number of shares originally reported.  In connection with such vesting, on the same date, Mr. Collar exercised and disposed of 12,000 Performance Right derivative securities having Common Stock as their underlying security.

(3)	On 2/7/2013, Mr. Collar paid the exercise price or tax liability of the other transactions reported in this row by withholding 9,215 shares of Common Stock at a price of $53.48 per share.

Directors and Executive Officers of TAFE Motors and Tractors

Set forth below are the (i) name, (ii) title, (iii) country of citizenship, (iv) principal occupation, (v) principal business address, (vi) ownership of Common Stock and (vii) transactions in Common Stock during the past 60 days (if any) of each of the directors and executive officers of TAFE Motors and Tractors.

Name	Title	Country of Citizenship	Principal Occupation	Principal Business Address	Ownership of Common Stock	Transactions in Common Stock during the past 60 days
Mallika Srinivasan	Chairman	India	Chief Executive	No. 35 Nungambakkam High Road, Chennai 600 034	2,139 (1)	None. (1)
N. Srinivasan	Director	India	Chartered Accountant	T.18/1, Sixth Avenue, Besant Nagar, Chennai 600 090	None.	None.
R. C. Banka	Director	India	Operations	No. 35 Nungambakkam High Road, Chennai 600 034	None.	None.
S. Chandramohan	Director	India	Finance	No. 35 Nungambakkam High Road, Chennai 600 034	None.	None.
G. Hari	President & COO	India	Tractor Business	No. 35 Nungambakkam High Road, Chennai 600 034	None.	None.
T. R. Kesavan	Chief Operating Officer – Product Strategy & Corporate Relations	India	Product Marketing	No. 35 Nungambakkam High Road, Chennai 600 034	None.	None.
Anil Sharma	Executive Vice President	India	Manufacturing and R&D	Itarana Road, Alwar 301 001	None.	None.
Bimal Sachdev	Executive Vice President	India	Gears	Plot No. 29-30, Sector II, Parwanoo 173 220	None.	None.
V. P. Arya	Vice President	India	Finance	Plot No. 1, Sector D Industrial Area, Mandideep 462 046	None.	None.
N. Subramanian	Vice President	India	Marketing	Plot No. 1, Sector D Industrial Area, Mandideep 462 046	None.	None.
Alok Mam	Vice President	India	Manufacturing	Plot No. 1, Sector D Industrial Area, Mandideep 462 046	None.	None.

(1)	Does not include holdings of Common Stock of TAFE and TAFE Motors and Tractors, as disclosed in Item 5.